UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2013

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11605 North Community House Road, Suite 600, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On December 31, 2013, Carlisle Companies Incorporated, a Delaware corporation (the “Company”), and certain of the Company’s wholly-owned indirect subsidiaries (the “Affiliates”) completed the previously announced series of definitive agreements (the “Sale Agreement”) to sell its Transportation Products Business to CTP Transportation Products, LLC, a Delaware limited liability company affiliated with American Industrial Partners (“Buyer”) for aggregate cash consideration of $372.9 million, net of customary adjustments.  The final purchase price is subject to a net working capital adjustment to be settled within 60 days of the closing date.  Target Net Working Capital, as defined in the Sale Agreement, is $205.0 million.

Item 7.01.                Regulation FD Disclosure.

On December 31, 2013, the Company announced that it had completed the previously announced series of definitive agreements to sell its Transportation Products Business to American Industrial Partners for aggregate cash consideration of $375 million, subject to certain adjustments.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.                Financial Statements and Exhibits

(b)   Pro forma financial information

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations or the nine months ended September 30, 2013 and 2012, and for the years ended December 31, 2012, 2011 and 2010 reflect the disposition of the Transportation Products Business (the “Transaction”), as described in Item 2.01 above, as if it had occurred on January 1, 2010. The accompanying Unaudited Pro Forma Condensed

Consolidated Balance Sheet as of September 30, 2013 reflects the Transaction as if it had occurred on September 30, 2013.

The accompanying unaudited pro forma condensed consolidated financial statements have been derived primarily from and should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2012, including the notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as well as the unaudited condensed consolidated financial statements as of September 30, 2013, including the notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.  The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and have been prepared to illustrate the estimated effects of the Transaction, if the Transaction occurred as of and on the dates specified above.

The accompanying unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of the Company that would have been reported had the Transaction been completed at the dates indicated nor are they indicative of the Company’s future consolidated financial position or results of operations. Amounts reported in future financial statements with the Securities and Exchange Commission for the periods presented herein could differ from these pro forma condensed consolidated financial statements.

Carlisle Companies Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Nine Months Ended September 30, 2013

(in millions except share amounts)	As Reported(a)	Adjustmets Resulting from Disposal of CTP(b)		Pro Forma
Net sales	$2,821.9	$(602.9)		$2,219.0

Cost of goods sold	2,159.3	(500.1)		1,659.2
Selling and administrative expenses	321.2	(55.7)		265.1
		(0.4	)(c)
Research and development expenses	27.4	(5.6)		21.8
Impairment of assets	100.0	(100.0)		—
Other (income) expense, net	(2.0)	0.1		(1.9)

Earnings before interest and income taxes	216.0	58.8		274.8

Interest expense, net	25.4	—		25.4
Earnings before income taxes from continuing operations	190.6	58.8		249.4

Income tax expense	50.5	24.3	(d)	74.8
Income from continuing operations	$140.1	$34.5		$174.6

Earnings per share from continuing operations
Basic	$2.19	$0.54		$2.73
Diluted	2.16	0.54		2.70

Average shares outstanding - in thousands
Basic	63,429			63,429
Diluted	64,714			64,714

See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements

Carlisle Companies Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Nine Months Ended September 30, 2012

(in millions except share amounts)	As Reported(a)	Adjustmets Resulting from Disposal of CTP(b)		Pro Forma
Net sales	$2,783.8	$(616.3)		$2,167.5

Cost of goods sold	2,091.2	(511.2)		1,580.0
Selling and administrative expenses	314.6	(53.3)		261.3
Research and development expenses	24.4	(5.2)		19.2
Impairment of assets	—	—		—
Other (income) expense, net	6.5	(0.3)		6.2

Earnings before interest and income taxes	347.1	(46.3)		300.8

Interest expense, net	19.2	—		19.2
Earnings before income taxes from continuing operations	327.9	(46.3)		281.6

Income tax expense	108.7	(14.0	)(d)	94.7
Income from continuing operations	$219.2	$(32.3)		$186.9

Earnings per share from continuing operations
Basic	$3.50	$(0.52)		$2.98
Diluted	3.43	(0.51)		2.92

Average shares outstanding - in thousands
Basic	62,347			62,347
Diluted	63,520			63,520

See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements

Carlisle Companies Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Year Ended December 31, 2012

(in millions except share amounts)	As Reported(e)	Adjustmets Resulting from Disposal of CTP(b)		Pro Forma
Net sales	$3,629.4	$(778.2)		$2,851.2

Cost of goods sold	2,731.7	(650.7)		2,081.0
Selling and administrative expenses	427.7	(71.0)		356.7
Research and development expenses	33.0	(6.8)		26.2
Impairment of assets	—	—		—
Other (income) expense, net	12.7	(0.4)		12.3

Earnings before interest and income taxes	424.3	(49.3)		375.0

Interest expense, net	25.5	—		25.5
Earnings before income taxes from continuing operations	398.8	(49.3)		349.5

Income tax expense	131.5	(15.5	)(d)	116.0
Income from continuing operations	$267.3	$(33.8)		$233.5

Earnings per share from continuing operations
Basic	$4.25	$(0.54)		$3.71
Diluted	4.18	(0.53)		3.65

Average shares outstanding - in thousands
Basic	62,513			62,513
Diluted	63,610			63,610

See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements

Carlisle Companies Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Year Ended December 31, 2011

(in millions except share amounts)	As Reported(e)	Adjustmets Resulting from Disposal of CTP(b)		Pro Forma
Net sales	$3,224.5	$(732.1)		$2,492.4

Cost of goods sold	2,547.4	(639.1)		1,908.3
Selling and administrative expenses	376.6	(77.8)		298.8
Research and development expenses	28.7	(7.0)		21.7
Impairment of assets	—	—		—
Other (income) expense, net	(3.3)	0.9		(2.4)

Earnings before interest and income taxes	275.1	(9.1)		266.0

Interest expense, net	21.2	—		21.2
Earnings before income taxes from continuing operations	253.9	(9.1)		244.8

Income tax expense	72.0	(0.9	)(d)	71.1
Income from continuing operations	$181.9	$(8.2)		$173.7

Earnings per share from continuing operations
Basic	$2.93	$(0.13)		$2.80
Diluted	2.88	(0.13)		2.75

Average shares outstanding - in thousands
Basic	61,457			61,457
Diluted	62,495			62,495

See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements

Carlisle Companies Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Year Ended December 31, 2010

(in millions except share amounts)	As Reported(e)	Adjustmets Resulting from Disposal of CTP(b)		Pro Forma
Net sales	$2,527.7	$(684.8)		$1,842.9

Cost of goods sold	1,999.0	(591.8)		1,407.2
Selling and administrative expenses	310.5	(65.8)		244.7
Research and development expenses	23.2	(6.8)		16.4
Impairment of assets	—	—		—
Other (income) expense, net	(1.1)	0.4		(0.7)

Earnings before interest and income taxes	196.1	(20.8)		175.3

Interest expense, net	8.3	—		8.3
Earnings before income taxes from continuing operations	187.8	(20.8)		167.0

Income tax expense	57.2	(3.0	)(d)	54.2
Income from continuing operations	$130.6	$(17.8)		$112.8

Earnings per share from continuing operations
Basic	$2.12	$(0.29)		$1.83
Diluted	2.10	(0.29)		1.81

Average shares outstanding - in thousands
Basic	60,901			60,901
Diluted	61,592			61,592

See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements

Carlisle Companies Incorporated

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2013

(in millions except share amounts)	As Reported(a)	Adjustments Resulting from Disposal of CTP		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$332.4	$372.9	(f)	$685.8
		(19.5	)(f)
Receivables, net	572.3	(84.1	)(g)	488.2
Inventories	481.3	(181.5	)(g)	299.8
Deferred income taxes	41.8	(0.5	)(g)	36.1
		(5.2	)(h)
Prepaid expenses and other current assets	34.3	(3.9	)(g)	30.4
Total current assets	1,462.1	78.2		1,540.3

Property, plant and equipment, net	645.3	(162.2	)(g)	483.1

Other assets:
Goodwill, net	859.6	—	(g)	859.6
Other intangible assets, net	590.4	(2.7	)(g)	587.7
Other long-term assets	35.3	(0.2	)(g)	35.0
		(0.1	)(h)
Non-current assets held for sale	4.2	—	(g)	4.2
Total other assets	1,489.5	(3.0)		1,486.5

TOTAL ASSETS	$3,596.9	$(87.0)		$3,509.9

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt, including current maturities	$—	$—	(g)	$—
Accounts payable	274.3	(63.6	)(g)	210.7
Accrued expenses	224.2	(21.0	)(g)	206.7
		(1.4	)(i)
		4.9	(j)
Deferred revenue	17.1	—	(g)	17.1
Total current liabilities	515.6	(81.1)		434.5

Long-term liabilities:
Long-term debt	752.6	(0.1	)(g)	752.5
Deferred revenue	140.7	—	(g)	140.7
Other long-term liabilities	264.4	(1.3	)(g)	250.0
		(13.1	)(h)
Total long-term liabilities	1,157.7	(14.5)		1,143.2

Total shareholders’ equity	1,923.6	8.6	(k)	1,932.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,596.9	$(87.0)		$3,509.9

See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)         Condensed Consolidated Statements of Earnings and Condensed Consolidated Balance Sheet, as applicable, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 for the respective periods presented.

(b)         Excludes corporate costs historically allocated to the Transportation Products segment which will be reallocated to other segments or will remain at corporate in historical and future financial statements.

(c)          Costs incurred by the Company to complete the Transaction.

(d)         Tax effects of pro forma adjustments to the Condensed Consolidated Statements of Earnings are based on the respective statutory tax rates in the jurisdictions in which the Transportation Products Business operated, primarily in the United States at 35% for all periods and in China at 25% for 2012 and 12.5% for 2011 and 2010, in effect during the respective periods.

(e)          Condensed Consolidated Statements of Earnings derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for the respective periods presented.

(f)           Total cash proceeds from the Transaction were $372.9 million, net of customary adjustments.  The final purchase price is subject to a net working capital adjustment to be settled within 60 days of the closing date.  Target Net Working Capital, as defined in the Sale Agreement, is $205.0 million.  As of September 30, 2013, the working capital adjustment is expected to result in a $19.5 million reduction in proceeds.

(g)          Amounts reflect the assets to be acquired and the liabilities to be assumed by the Buyer in the Transaction, including certain deferred tax assets and liabilities associated with entities within the Transportation Products Business in China and The Netherlands.

(h)         Certain amounts historically reported for deferred taxes associated with entities within the Transportation Products Business in the United States and Canada as of September 30, 2013 have been reclassified to current taxes payable to reflect the estimated tax liability due as if the Transaction were consummated on that date.

(i)             Estimated current taxes payable as if the Transaction were consummated on September 30, 2013.

(j)            Estimated transaction fees remaining to be incurred by the Company as of September 30, 2013.

(k)         Reflects the estimated net increase in shareholders’ equity, net of estimated taxes and transaction fees.  In addition to the $3.2 million estimated gain on sale, the Transaction includes 1) an $8.5 million increase to accumulated other comprehensive income for partial settlement and curtailment of pension obligation related to plan participants employed by the Transportation Products Business, 2) a $5.3 million decrease to accumulated other comprehensive income for disposition of cumulative translation adjustment, and 3) a $2.2 million increase in additional paid-in capital for modification of equity awards granted to employees of the Transportation Products Business. The actual gain on sale of the Transportation Products Business is subject to a net working capital adjustment to be settled within 60 days of the closing date.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 7, 2014		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Carlisle Companies Incorporated, dated December 31, 2013.